EXHIBIT 4.1





                             STOCKHOLDERS AGREEMENT


          STOCKHOLDERS AGREEMENT, dated as of September 20, 1996 (the "Agreement"), among AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), Cygne Designs, Inc., a Delaware corporation ("Cygne"), and Cygne Group ( F.E.) Limited, a Hong Kong corporation and wholly owned subsidiary of Cygne ("CGFE" and, together with Cygne, "Holder").

          WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of June 7, 1996 (the "Purchase Agreement"), as amended as of August 27, 1996, the Company has acquired (the "Acquisition") from Holder (i) all of the shares of common stock, par value $.01 per share, of CAT US, Inc., a Delaware corporation, and all of the HK $1 ordinary shares of C.A.T. (Far East) Limited, a Hong Kong corporation, owned by Holder and (ii) certain of the assets of Cygne's AnnTaylor Woven Division;

          WHEREAS, in consideration for the Acquisition, the Company has, among other things, issued to Holder 2,348,145 shares of common stock, par value $.0068 per share (the "Common Stock"), of the Company (the shares of Common Stock issued to Holder in consideration for the Acquisition are hereinafter referred to as the "Acquisition Shares"); and

          WHEREAS, the Company and Holder have determined that it is in their best interests that certain aspects of their relationship be regulated according to the terms and provisions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01  Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          The term "Acquisition" shall have the meaning ascribed to it in the
                    -----------
second paragraph of the preamble.

          The term "Acquisition Shares" shall have the meaning ascribed to it in
                    ------------------
the third paragraph of the preamble.

          The term "Affiliate" shall have the meaning ascribed to it in Rule
                    ---------
12b-2 of the General Rules and Regulations under the Exchange Act.

          The term "Agreement" shall have the meaning ascribed to it in the
                    ---------
first paragraph of the preamble.

          The term "Common Stock" shall have the meaning ascribed to it in the
                    ------------
third paragraph of the preamble.

          The term "Company" shall have the meaning ascribed to it in the first
                    -------
paragraph of the preamble.

          The term "Company Offering" shall mean the sale of equity securities
                    ----------------
of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, pursuant to a registration statement filed by the Company under the Securities Act (other than (i) a registration statement filed on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the SEC.

          The term "Company Subsidiary" shall mean any Person the majority of
                    ------------------
the outstanding voting securities or interests of which are owned by the Company, and shall include AnnTaylor Stores Corporation Finance Trust.

          The term "Effective Date" shall have the meaning ascribed to it in
                    --------------
Section 2.02.

          The term "Exchange Act" shall mean the Securities Exchange Act of
                    ------------
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          The term "Holder" shall have the meaning ascribed to it in the first
                    ------
paragraph of the preamble.

          The term "Losses" shall have the meaning ascribed to it in Sec-
                    ------
tion 2.06(a).

          The term "Person" shall mean an individual, trustee, corporation,
                    ------
partnership, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

          The term "Purchase Agreement" shall have the meaning ascribed to it in
                    ------------------
the second paragraph of the preamble.

          The term "Registration Expenses" shall have the meaning ascribed to it
                    ---------------------
in Section 2.05.

          The term "Rule 144" shall mean Rule 144 promulgated under the
                    --------
Securities Act (or any successor rule).

          The term "Rule 415 Offering" shall have the meaning ascribed to it in
                    -----------------
Section 2.01(a).

          The term "SEC" shall mean the Securities and Exchange Commission.
                    ---

          The term "Securities Act" shall mean the Securities Act of 1933, as
                    --------------
amended, and the rules and regulations of the SEC promulgated thereunder.

          The term "Shelf Registration Statement" shall have the meaning
                    ----------------------------
ascribed to it in Section 2.01(a).

          The term "Transfer" shall mean any attempt to, directly or indirectly,
                    --------
offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any of the Acquisition Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take a pledge of any of the Acquisition Shares.


                                   ARTICLE II
                              REQUIRED REGISTRATION

Section 2.01  Required Registration.

          (a) Form S-3. As promptly as practicable, but in no event later than fifteen (15) business days after the date on which the Acquisition closes, the Company shall use reasonable best efforts to prepare and file with the SEC a registration statement (the "Shelf Registration Statement") on Form S-3 or another appropriate form permitting registration of the Acquisition Shares so as to permit promptly the resale of the Acquisition Shares by Holder pursuant to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") and shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable.

          (b) Effectiveness. The Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securi-ties Act until the date that is the earliest to occur of (i) the date that all Acquisition Shares covered by the Shelf Registration Statement have been sold,
(ii) the third anniversary of the date hereof and (iii) when, in the written opinion of counsel to the Company, all outstanding Acquisition Shares held by persons which are not Affiliates of the Company may be resold without registra-tion under the Securities Act pursuant to Rule 144(k) under the Act or any successor provision thereto.

          (c) Amendments/Supplements. The Company shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the regis-tration form used by the Company for such Shelf Registration Statement or if required by the Securities Act; provided, however, that the Company may delay
                                --------  -------
the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

          (d) Offerings. At any time after the effective date of the Shelf Registration Statement, Holder, subject to the restrictions and conditions con-tained herein, and to compliance which all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Acquisition Shares from time to time in negotiated or market transactions (which may include delivery to class action plaintiffs or a distribution to Holder's stockholders).

Section 2.02   Holdback Agreement.

           From and after the first anniversary of the date on which the Shelf Registration Statement is declared effective by the SEC (the "Effective Date"), upon the request of the Company, Holder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Acquisition Shares, during the ten (10)-day period prior to the date on which the Company has notified Holder that the Company intends to commence a Company Offering through the filing of a registration statement with the Securities and Exchange Commission, through the one hundred twenty (120)-day period immediately follow-ing the closing date of such Company Offering; provided, however, that Holder
                                               --------  -------
shall not be obligated to comply with this Section 2.02 on more than one (1) occasion in any twelve (12)-month period.

Section 2.03   Blackout Provisions.

          The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holder not being able to offer and sell any Acquisition Shares during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by Section 2.04(a)(8) below, such action is taken by the Company in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, and, in the case of clause (ii) above, the Company thereafter promptly comply with the requirements of Section 2.04(a)(8) below; provided that the Company takes the same action in respect of the Shelf Registration Statement filed pursuant to that certain Registration Rights Agreement, dated as of April 25, 1996, between the Company and the Initial Purchasers named therein.

Section 2.04   Registration Procedures.

          (a) Procedures. In connection with the registration of the Acquisition Shares pursuant to this Agreement, the Company shall use reasonable best efforts to effect the registration and sale of the Acquisition Shares in accordance with Holder's intended method of disposition thereof and, in connec-tion therewith, the Company shall as expeditiously as practicable:

               (1) prepare and file with the SEC the Shelf Registration Statement and use reasonable best efforts to cause the Shelf
     Registration Statement to become and remain effective in accordance with Section 2.01(a) and (b) above;

               (2) prepare and file with the SEC amendments and supple-ments to the Shelf Registration Statement and the prospectuses used in connection therewith in accordance with Section 2.01(c) above;

               (3) before filing with the SEC the Shelf Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Holder and one counsel for the underwriter or sales or placement agent, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

               (4) promptly (i) notify Holder of each of (x) the filing and effectiveness of the Shelf Registration Statement and each pro-spectus and any amendments or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such Shelf Registration Statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of the Acquisition Shares in any jurisdiction or any initia-tion or threatening of any proceedings with respect to any of the foregoing and (ii) use reasonable best efforts to obtain the with-drawal of any order suspending the regis-tration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

               (5) furnish to Holder, the underwriters or the sales or placement agent, if any, and one counsel for each of the foregoing, a conformed copy of the Shelf Registration Statement and each amendment and supplement thereto (in each case, including all exhibits thereto) and such additional number of copies of such Shelf Registration State-ment, each amendment and supplement thereto (in such case, without such exhibits), the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and prospectus supple-ments and all exhibits thereto and such other documents as Holder, underwriter, agent or such counsel may reasonably request in order to facilitate the disposition of the Acquisition Shares by Holder;

               (6) if requested by Holder or the managing underwriter or underwriters of a Rule 415 Offering, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the Shelf Registration Statement such information concerning underwriters and the plan of distribution of the Acquisition Shares as such managing underwriter or underwriters or Holder reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, information with respect to the number of Acquisition Shares being sold by Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Acquisition Shares to be sold in such offering; and make all re-quired filings of such prospectus, supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

               (7) use reasonable best efforts to register or qualify the Acquisition Shares under such securities or "blue sky" laws of such jurisdictions as Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdic-tions in which the Acquisition Shares are to be sold and keep such regis-tration or qualification in effect for so long as the Shelf Registration Statement remains effective under the Securities Act (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such juris-diction where it would not otherwise be subject to taxation but for this paragraph or (iii) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

               (8) notify Holder, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the Shelf Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and, subject to Section 2.03 above, promptly prepare and furnish to the Holder a supplement or amendment to the prospectus contained in the Shelf Registration Statement so that the Shelf Registration Statement shall not, and such prospectus as thereafter delivered to the purchas-ers of such Acquisition Shares shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

               (9) cause all of the Acquisition Shares to be listed on each national securities exchange and included in each established over-the-counter market on which or through which the Common Stock is then listed or traded;

               (10) make available for inspection by Holder, any underwrit-er participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by Holder, underwriters, attorneys, accountants or agents in connection with the Shelf Registration Statement; information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless, subject to Section 2.03 above, (i) the disclosure of such information is required by applicable federal securities laws or is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement or (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; Holder agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that the information ob-tained by any of them as a result of such inspections shall be deemed confidential unless and until such is made generally available to the pub-lic; Holder further agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that it will, upon learn-ing that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; nothing contained herein shall require the Company to waive any attorney-client privilege or disclose attorney work product;

               (11) use reasonable best efforts to comply with all applica-ble laws related to the Shelf Registration Statement and offering and sale of securities and all applicable rules and regulations of gov-ernmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission) and make generally avail-able to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of the Shelf Registration Statement) an earnings statement of the Company and the Company Subsidiaries complying with Section 11(a) of the Securities Act;

               (12) use reasonable best efforts to furnish to Holder a signed counterpart of (x) an opinion of counsel for the Company and
     (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offer-ings of securities for the account of, or on behalf of, a holder of common stock, such opinion and comfort letters to be dated the date that such opinion and comfort letters are customarily dated in such transactions; and

               (13) take other actions as Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Acquisition Shares.

          (b) Further Agreements. Without limiting any of the foregoing, in the event that the sale of Acquisition Shares is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by Holder containing representa-tions, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, holders of common stock; provided, however, that
                                                      --------  -------
the Holder shall not utilize the Shelf Registration Statement for more than one underwritten offering during the term of this Agreement. In connection with the sale of Acquisition Shares hereunder, Holder may, at its option, require that any and all representations and warranties by, and the other agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Acquisition Shares were pursuant to a customary underwritten offering) be made to and for the benefit of Holder and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of Holder in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Acquisition Shares registered pursuant to this Agreement, the Company shall, upon receipt of duly endorsed certificates representing the Acquisition Shares, (x) furnish to the underwrit-er, if any (or, if no underwriter, Holder), unlegended certificates representing ownership of Acquisition Shares being sold, in such denominations as requested, and

(y) instruct any transfer agent and registrar of the Acquisition Shares to release any stop transfer order with respect thereto.

          Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (8) of Section 2.04(a), Holder shall forthwith discontinue its disposition of Acquisition Shares pursuant to the Shelf Registration Statement and prospectus relating thereto until its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (8) of Section 2.04(a) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in Holder's possession of the prospectus current at the time of receipt of such notice relating to the Acquisition Shares.

Section 2.05   Registration Expenses.

          All expenses incidental to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection with "blue sky" law compliance), all printing and copying expenses, all messen-ger and delivery expenses, all reasonable out-of-pocket expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith (collectively, the "Registration Expenses"), shall be borne by the Company. The Company shall not be responsible for and shall not pay the fees and expenses of legal counsel, accountants, agents or experts retained by Holder in connection with the sale of the Acquisition Shares. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees per-forming legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Acquisition Shares on the New York Stock Exchange.

Section 2.06   Indemnification.

          (a) By the Company. The Company agrees to indemnify Holder, its officers, directors, employees and agents and each Person who controls

(within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Holder or such other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in, or alleged to be omitted from, any infor-mation furnished in writing to the Company by Holder or its underwriter or other agent expressly for use therein or by Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registra-tion Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same.
In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of Holder.

          (b) By Holder. In connection with the Shelf Registration Statement, Holder shall furnish to the Company in writing information regarding Holder's ownership of Acquisition Shares and its intended method of distribution thereof and shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact re-quired to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (i) is caused by, results from or relates to, or is alleged to be omitted from, such information so furnished in writing by Holder or (ii) arises out of or results from Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same; provided, however, that Holder shall not be liable for any claims
          --------  -------
hereunder in
excess of the amount of net proceeds received by Holder from the sale of Acquisition Shares pursuant to the Shelf Registration Statement. In connection with an underwritten offering and without limiting any of Holder's other obliga-tions under this Agreement, (i) Holder shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Company and (ii) Holder shall cause each underwriter of an underwritten offering to indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission
(x) is caused by, results from or relates to, or is alleged to be omitted from, such information furnished in writing by such underwriter or (y) arises out of or results from such underwriter's failure to delivery a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such underwriter with the requested number of copies of the same.

          (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such
                                   --------  -------
notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been prejudiced by such failure to provide such notice.

          (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemni-fying party for the reasonable expenses incurred in connection with retaining one separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party unless such settlement contains a full and unconditional release of the indemnified party.

          (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

          (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who otherwise would be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnifica-tion but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 2.07   Transferability of Registration Rights.

          The rights and obligations of Holder under this ARTICLE II may not be transferred or assigned without the prior written consent of the Company; provided, however, that such rights and obligations may be assigned by Holder in
--------  -------
connection with a pledge of the Acquisition Shares in a bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably satisfactory to the Company to be subject to the terms of this Agreement.


                                   ARTICLE III
                              STANDSTILL PROVISIONS

Section 3.01   Certain Prohibited Actions.

          During the term of this Agreement, without the prior written consent of the Company, neither Cygne nor CGFE shall, and each shall cause each of its Affiliates not to, singly or as part of a "group", directly or indirectly, through one or more intermediaries or otherwise (i) make, or in any way partici-pate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Common Stock or any securities of the Company Subsidiaries (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise or influence any person or entity with respect to the voting of any shares of Common Stock or any securities of the Company Subsidiaries; (ii) initiate, propose, or participate in the solicitation of stockholders for the approval of one or more stockholder proposals with respect to the Company, as described in Rule 14a-8 under the Exchange Act, or induce or encourage any other individual or entity to initiate any stockholder proposal relating to the Company; (iii) form, join, influence or participate in a "group", or act in concert with any other person or entity, for the purpose of acquiring, holding, voting or disposing of any securities of the Company or the Company Subsidiaries or taking any other actions prohibited under this Section 3.01; (iv) hold any discussions with another Person regarding, make any proposal to or any public announcement relating to a tender or exchange offer for any securities of the Company or the Company Subsidiaries, or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of the

Company Subsidiaries or its or their material assets or take any action which might require the Company to make a public announcement regarding any of the foregoing; (v) cause the merger of Cygne or CGFE with or into, the consolidation of the Cygne or CGFE with, or the sale of the business or assets of Cygne or CGFE substantially as an entirety to, any other Person unless (A) Cygne or CGFE, as the case may be, is the surviving Person or the surviving Person agrees in writing to be bound by this Agreement and (B) within 120 days after consummation of the transaction, the surviving Person disposes of all shares of Common Stock owned by it (in excess of those owned by Cygne or CGFE, as the case may be, prior to consummation of the transaction); (vi) act, alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company; (vii) deposit any Acquisition Shares in a voting trust or subject any Acquisition Shares to any arrangement or agreement with respect to the voting thereof (except pursuant to Section 3.03 below); (viii) execute any written consents; (ix) enter into any discussions, negotiations, arrangements or understandings with or provide any information to any third party with respect to any of the foregoing; (x) disclose any intention, plan or arrangement inconsistent with the foregoing prohibitions or advise or assist any other Person in connection with any activity included in the foregoing prohibitions; or (xi) seek, request, or propose any waiver, modification, amendment or termination of any provision of this Section 3.01 (other than any request or proposal made or solicited by the Company).

Section 3.02   Transferability of Acquisition Shares.

          (a) Lock-up Period. Except pursuant to a pledge in a bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably acceptable to the Company to be subject to the terms of this Agreement, Holder may not Transfer any of the Acquisition Shares prior to the Effective Date.

          (b) Permitted Transfers. From and after the Effective Date, Holder may not Transfer the Acquisition Shares except in the following circumstances:

               (i) to the Company or with the Company's prior written consent;

               (ii) pursuant to a pledge in a bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably acceptable to the Company to be subject to the terms of this Agreement;

               (iii) to an Affiliate that agrees in a writing reason-ably acceptable to the Company to be bound by the terms of this Agree-ment;

               (iv) pursuant to a tender offer made by a person with respect to which the Company does not recommend rejection;

               (v) pursuant to a settlement with the plaintiffs in the class action Veronica Zucker v. Sasaki, et al.;
                   ---------------------------------

               (vi) pursuant to a pro rata dividend or other pro rata distribution to all of Cygne's stockholders, upon liquidation of Cygne or otherwise; or

               (vii) pursuant to Rule 144 or otherwise pursuant to the Shelf Registration Statement;

provided, however, that, other than pursuant to clauses (iv)-(vi) above or
--------  -------
pursuant to an underwritten public offering, no Transfers of more than two percent (2%) of the Company's then outstanding shares of Common Stock may be made in any two (2)-week period; and provided, further, that any underwriter of
                                     --------  -------
a public offering or any placement agent, broker or other agent shall be instructed that (x) no Transfers of any Acquisition Shares may knowingly be made to any person who beneficially owns in excess of five percent (5%) of the then outstanding shares of Common Stock, and (y) no Transfer of more than two percent (2%) of the Company's then outstanding Common Stock may knowingly be made to a single purchaser (or group of related purchasers).

Section 3.03   Voting.

          During the term of this Agreement, the Holder (i) shall be present in person or represented by proxy at all stockholder meetings of the Company so that all Acquisition Shares then beneficially owned by Holder shall be counted for the purpose of determining the presence of a quorum at such meetings, and
(ii) shall vote, or act by consent with respect to, all Acquisition Shares then beneficially owned by Holder pro rata in the same proportion as the votes cast by all other stockholders of the Company.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.01   Effectiveness of Agreement.

          The provisions of this Agreement shall be effective as of the date hereof.

Section 4.02   Restrictive Legends.

          Holder hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates representing Acquisition Shares shall be subject to stop transfer instructions and shall include the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHETHER BY SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, GIFT, BEQUEST, APPOINTMENT OR OTHERWISE, AND ANNTAYLOR STORES CORPORATION (THE "COMPANY") WILL NOT REGISTER THE TRANSFER OF SUCH SHARES, EXCEPT PURSUANT AND SUBJECT TO THAT CERTAIN STOCKHOLDERS AGREEMENT DATED SEPTEMBER 20, 1996, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN ATSC AND CYGNE DESIGNS, INC. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

Section 4.03   Recapitalization.

          In the event that any capital stock or other securities are issued as a dividend or distribution on, in respect of, in exchange for, or in substitution of, any Acquisition Shares, such securities shall be deemed to be Acquisition Shares for all purposes under this Agreement.

Section 4.04   Notices.

          All notices, requests, demands, waivers and other communications re-quired or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certi-fied or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

               (a)  If to the Company, to:

                    AnnTaylor Stores Corporation
                    142 West 57th Street
                    New York, New York  10019
                    Attention:  General Counsel
                    Facsimile:  (212) 541-3299

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    One Rodney Square
                    Wilmington, Delaware  19801
                                   Attention:  Patricia Moran Chuff, Esq.
                                   Facsimile:  (302) 651-3001

                              (b)  If to Holder, to:

                                   Cygne Designs, Inc.
                                   1372 Broadway
                                   New York, New York  10018
                                   Attention:  General Counsel
                                   Facsimile:  (212) 536-4174

                                   with a copy to:

                                   Fulbright and Jaworski, L.L.P.
                                   666 Fifth Avenue
                                   New York, New York  10103
                                   Attention:  Roy L. Goldman, Esq.
                                   Facsimile:  (212) 752-5958
or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 4.04, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

Section 4.05   Entire Agreement.

          This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 4.06   Severability.

          Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

Section 4.07   Binding Effect; Assignment.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contem-plated herein, neither this Agreement nor any of the rights, interests or obli-gations hereunder shall be assigned, directly or indirectly, by the Company or Holder without the prior written consent of the other. Upon any such assignment, this Agreement shall be amended to substitute the assignee as a party hereto in a writing reasonably acceptable to the other party.

Section 4.08   Amendment, Modification and Waiver.

          This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Holder, on the one hand, or the Company, on the other hand, to comply with any term or provision of this Agreement may be waived by the Company or Holder, respectively, at any time by an instrument in writing signed by or on behalf of the Company and Holder, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 4.09   Third-Party Beneficiaries.

          This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

Section 4.10   Counterparts.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.11   Interpretation.

          The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.12   Governing Law.

          This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 4.13   Termination; Restrictive Legend.

          This Agreement shall terminate on the third anniversary of the date hereof; provided, however, that the provisions of Section 2.06 hereof shall
        --------  -------
survive termination of this Agreement. It is understood and agreed that any restrictive legends set forth on any Acquisition Shares shall be removed by delivery of substitute certificates without such legends and such Acquisition Shares shall no longer be subject to the terms of this Agreement, upon the resale of such Acquisition Shares in accordance with the terms of this Agreement (other than pursuant to Section 3.02(b) (i), (ii) or (iii)) or, if not theretofore removed, on the third anniversary of the date hereof.



          IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Stockholders Agreement as of the date first above written.


                                        ANNTAYLOR STORES CORPORATION



                                        By:  /s/ Walter J. Parks
                                           -----------------------------------
                                           Name:  Walter J. Parks
                                           Title: Senior Vice President -
                                                     Finance


                                        CYGNE DESIGNS, INC.



                                        By:  /s/ Bernard M. Manuel
                                           -----------------------------------
                                           Name:  Bernard M. Manuel
                                           Title: Chairman and Chief Executive
                                                     Officer

                                        CYGNE GROUP (F.E.) LIMITED



                                        By:  /s/ Bernard M. Manuel
                                           -----------------------------------
                                           Name:   Bernard M. Manuel
                                           Title:  Director